Exhibit 16.1

Patrick Rodgers, CPA, PA

309 East Citrus Street

Altamonte Springs, FL 32701

March 16, 2014

United States Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Reference: Vidaroo Corporation

On March 16, 2014, my appointment as auditor for Vidaroo Corporation ceased. I have read Vidaroo Corporation’s statements included under Item 4.01 of its Form 8-K dated March 16, 2014 and agree with such statements, insofar as they apply to Patrick Rodgers, CPA, PA.

Sincerely,

/s/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida